UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 18, 2018
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2018, the Board of Directors of Canadian Pacific Railway Limited (the “Company”) approved an increase in the compensation of Mr. Keith Creel, President and Chief Executive Officer of the Company. Pursuant to an amendment to Mr. Creel’s employment agreement to be dated and effective as of January 1, 2019, Mr. Creel’s base salary will increase to $1,158,750, his target award level under the Company’s short term incentive plan will increase to 125% of his base salary, and his long term incentive opportunity will increase to 500% of his base salary for 2019, 2020 and 2021and then increase to 600% of his base salary effective 2022. The value of Mr. Creel’s total compensation package is expected to increase to $9,559,688 annually.

On December 18, 2018, the Company reached an agreement with Mr. Creel to amend and restate the Performance Share Option Agreement, dated as of February 1, 2017, between the Company and Mr. Creel (the “PSOA”). The amendment and restatement of the PSOA will become effective on January 1, 2019 and provide the Management Resources and Compensation Committee of the Company discretion to determine whether, and the extent to which, any performance criteria or other conditions applicable to the exercising of the option by Mr. Creel under the PSOA have been satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2018

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ Jeffrey Ellis
	Name:	Jeffrey Ellis
	Title:	Chief Legal Officer & Corporate Secretary